EXHIBIT 21.1

CENTURY ALUMINUM COMPANY
Subsidiaries of the Registrant

Company Name	State or Other Jurisdiction of Incorporation or Organization	Name Under Business is Conducted
Century Aluminum of South Carolina, Inc.	Delaware	Century Aluminum of South Carolina, Inc.
Century Aluminum Sebree, LLC	Delaware	Century Aluminum Sebree, LLC
Century Marketer LLC	Delaware	Century Marketer LLC
Century California, LLC	Delaware	Century California, LLC
Century Kentucky, Inc.	Delaware	Century Kentucky, Inc.
Century Netherlands I Limited	Bermuda	Century Netherlands I Limited
Century Aluminum Holdings LLC	Delaware	Century Aluminum Holdings LLC
Skyliner LLC	Delaware	Skyliner LLC
NSA General Partnership	Kentucky	NSA GP
Century Aluminum of Kentucky General Partnership	Kentucky	Century Aluminum of Kentucky, GP
Hancock Aluminum LLC	Delaware	Hancock Aluminum, LLC
Century Aluminum of Kentucky LLC	Delaware	Century Aluminum of Kentucky LLC
Century Netherlands II Limited	Bermuda	Century Netherlands II Limited
Nordural Holdings, C.V.	Netherlands	Nordural Holdings, C.V.
Nordural U.S. LLC	Delaware	Nordural U.S. LLC
Nordural Helguvik ehf	Iceland	Nordural Helguvik ehf
Nordural ehf	Iceland	Nordural ehf.
Century Louisiana, Inc.	Delaware	Century Louisiana, Inc.
Century Aluminum Development LLC	Delaware	Century Aluminum Development LLC
Century Aluminum Congo, S.A.	Republic of Congo	Century Aluminum Congo, S.A.
Nordural Grundartangi ehf .	Iceland	Nordural Grundartangi ehf.
Century Aluminum Asia Holdings Limited	Hong Kong	Century Aluminum Asia Holdings Limited
Century Aluminum Vlissingen B.V.	Netherlands	Century Aluminum Vlissingen B.V.
Century Anodes US, Inc.	California	Century Anodes US, Inc.
Mt. Holly Commerce Park, LLC	South Carolina	Mt. Holly Commerce Park, LLC